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                                  EX-99.B14(i)


PROTOTYPE STANDARD SIMPLE 401(k) PROFIT SHARING PLAN ADOPTION AGREEMENT


The undersigned employer(s) - **SAVE UNDER CLIENT #.adp IN INSTITUTION DIRECTORY**, hereinafter referred to as the "Employer", hereby adopts the _________ PROTOTYPE STANDARD SIMPLE 401(k) PROFIT SHARING PLAN AND TRUST. The name of the Plan shall be _____________________________.

1.   EMPLOYER TAX IDENTIFICATION NUMBER: _______________________.

2. The EFFECTIVE DATE of the initial adoption of the Plan is _______ (usually the first day of the Plan Year).

3. If this is an amendment of an existing plan, the EFFECTIVE DATE of the amendment is ________ (usually the first day of the Plan Year).

4.   The LAST DAY of the PLAN YEAR, _______ shall be the ANNIVERSARY DATE.

5.   The ENTRY DATE(S) of the Plan:

     5.1 / / Shall be the first day of each PLAN YEAR and the first day of each quarter thereafter.

     5.2 / / Shall be the first day of each PLAN YEAR and the first day of the seventh month of each Plan Year.

6. ELIGIBILITY REQUIREMENTS: Each Employee except the following shall be eligible to participate in the Plan in accordance with Section 5 above.

     6.1       / /  Employees who have not attained the age of __________
                    (cannot exceed 21).

     6.2       / /  Employees who have not completed ______ Year of Service
                    (cannot exceed 1 year). If the Year of Service selected is or includes a fractional


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               year, an Employee will not be required to complete any specified
               Hours of Service to receive credit for such fractional year.

     6.3 / / Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith bargaining, SHALL NOT be eligible to participate. For this purpose, the term "Employee Representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

     6.4 / / Employees who are nonresident aliens (within the meaning of Code section 7701(1)(B)) and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

7. COMPENSATION, for purposes of the qualified Cash or Deferred Arrangement, and this plan generally, shall mean all money or value which is actually paid to the Participant during the Plan Year, as represented in Sections
     7.1 and 7.2 below, and SHALL INCLUDE Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

     7.1 / / W-2 earnings reported in the Wages, Tips, and Other Compensation Box on Form W2.

     7.2 / / Compensation (as that term is defined in Section 415(c)(3) of the Code).

     7.3 / / Compensation for purposes of the Cash or Deferred Arrangement, SHALL NOT INCLUDE earnings paid prior to the date the Employee became a Plan Participant.

8.   NORMAL RETIREMENT AGE shall mean:

     The later of age ______ (not to exceed age 65) or the __ (not to exceed
     5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan. If no age is elected and this section is left blank, the Normal Retirement Age will be deemed to be 65.


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9.   VESTING:  If a Participant terminates prior to Normal Retirement Age he shall receive a percentage of his Accrued Benefit according to the vesting schedule checked below.

     9.1       / /  One hundred percent schedule - 100% at all times.

     9.2 / / Twenty Percent Schedule - 20% after the second Covered Year of Service and 20% for each additional year credited thereafter, until 100% is reached at six years.

     9.3  Variable Schedule:

               Based on Covered Year of Service after Year:

               1 _______________________________  3 ____    5 _____
                                                  7 ____ 100%

               2 ________________________ 4 ____  6 ____

          This option 9.3 shall not be less favorable than the vesting schedules contained in Internal Revenue Code Sections 411(a)(2)(A) and (B).

9.   VESTING: (continued)

     9.4 / / Years of Service for purposes of determining vesting shall exclude Years of Service

               a. / / prior to the Effective Date of this Plan or a predecessor plan.

               b.        / /  prior to the age of 18.

     Note: Option 9.2 will automatically apply if and when this Plan shall become top heavy provided that Option 9.1 has not been elected and Option
     9.3 is not at least as favorable as Option 9.2.

     If the vesting schedule under the Plan(s) shifts in or out of the above vesting schedule for any Plan Year because of the Plan's top heavy status, such shift is an amendment to the vesting schedule and the election in
     Section 1.4 of the Plan applies.



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     Notwithstanding the above, the Accrued Benefit shall become fully vested at
     Normal Retirement Age.

10.  CONTRIBUTIONS

     10.1 EMPLOYER CONTRIBUTIONS: The Employer may make contributions to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending within the Plan Year.

     10.2 ELECTIVE DEFERRALS: A Participant may elect to have his or her Compensation reduced by the following percentage per pay period, or for a specified pay period or periods, as designated in writing to the Plan Administrator. The amount which may be elected shall not be in excess of _________________ percent of a Participant's Compensation. Unless elected otherwise by the Employer below, a Participant's election regarding Elective Deferrals shall apply to his cash bonuses.

          a.   A Participant may elect to commence Elective Deferrals as of each
               ________ (i.e.,  each  entry  date).   Such  election  shall
               become effective as of the _______ pay period following the pay period during which the Participant's election to commence Elective Deferrals was made, or as soon as administratively feasible thereafter.

          b. / / A Participant's election regarding Elective Deferrals SHALL NOT apply to Cash Bonuses.

          c. No Participant shall be permitted to have Elective Deferrals made under this plan during any calendar year in excess of $7,000, multiplied by the Adjustment Factor.

          d. A Participant's election to have Elective Deferrals made pursuant to a salary reduction agreement shall remain in effect until modified or terminated.

10.  CONTRIBUTIONS

     10.2 ELECTIVE DEFERRALS:  (continued)

          e. A Participant may modify the amount of Elective Deferrals as of each entry date. Such modification shall become effective as of the 2nd pay period following the pay period during which the Participant's election to modify Elective Deferrals was made, or as soon as administratively feasible thereafter.


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          f.   A Participant may CEASE Elective Deferrals at any time, effective with the 2nd pay period following the pay period during which the Participant's election to cease Elective Deferrals was made, or as soon as administratively feasible thereafter.

     10.3 EMPLOYER PROFIT SHARING CONTRIBUTIONS AND ALLOCATION OF EMPLOYER PROFIT SHARING CONTRIBUTIONS:

          a. In addition to Elective Deferrals, Qualified Non-elective Contributions, Qualified Matching Contributions and Matching Contributions, the Employer may make additional contributions under the Plan which shall be made solely at the discretion of the Employer but not in excess of 15% of Participant Compensation, up to the maximum amount specified in Section 5.5 of the Plan. Forfeitures of Employer Profit Sharing Contributions shall be added to the Employer's Contribution and allocated therewith.

          b. The Employer Profit Sharing Contribution to the Plan will be allocated among the accounts of Participants as of the Anniversary Date who have been credited with more than 500 Hours of Service during the Plan Year. Such contribution shall be allocated to the accounts of these Participants in the ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year.

11.  QUALIFIED NON-ELECTIVE CONTRIBUTIONS

     11.1 The Employer may make Qualified Non-elective Contributions to the Plan in such amounts as determined by the Employer as appropriate.

     11.2 If Qualified Non-elective Contributions are needed to meet the Actual Deferral Percentage ("ADP") test described in Section 11.4 of the Plan, such contribution shall be allocated as of the Anniversary Date to the accounts of non-highly compensated Participants in the ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all non-highly compensated Participants for such Plan Year.

     11.3 If Qualified Non-elective Contributions are made to the Plan for a purpose other than to meet the Actual Deferral Percentage test described in Section 11.4 of the Plan (i.e., to meet a minimum contribution requirement under the top heavy rules), the contribution shall be allocated among the accounts of non-key employees who have been credited with more than 500 hours of service during the Plan Year, in the ratio in which each Participant's Compensation for the Plan


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          Year bears to the total Compensation of all non-key participants for such Plan Year.

12.  QUALIFIED MATCHING CONTRIBUTIONS (100% Vested)

          12.1. / / The Employer will make Qualified Matching Contributions to the plan on behalf of all Participants who make Elective Deferrals, irrespective of their employment status on the Anniversary Date. The contribution shall be 100% vested, treated as a deferral for purposes of distribution, and shall be allocated as of the Valuation Date following deposit in the trust. The contribution shall be made in the following amounts:

               a. / / ___ percent of the Elective Deferral made for each Plan Year.

               b. / / The sum of ____ percent of the portion of the Elective Deferral which does not exceed _______ percent of the portion of the Participant's Compensation, plus percent of the portion of the Elective Deferral which exceeds ___ percent of the Participant's Compensation, but does not exceed _____ percent of the Participant's Compensation.

               c. / / The Employer shall not match Elective Deferrals as provided above in excess of $ _____ or in excess of _____ percent of the Participant's compensation.

          12.2 The level of contributions chosen by the Employer is subject to the Code Section 401(m)(2) discrimination test and the Section 415 contribution limitations.

13.  MATCHING CONTRIBUTIONS (May be subject to a vesting schedule under Section
     9)

     13.1 / / The Employer will make Matching Contributions to the Plan on behalf of Participants defined below who make Elective Deferrals, irrespective of their employment status on the last day of the Plan Year. The contribution shall be allocated to all Participants who make Elective Deferrals, may be subject to a vesting schedule and treated as a non-elective Employer contribution for purposes of distributions.


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          13.2 Matching contributions will be:

               a.        / /  Nonforfeitable when made.

               b. / / Subject to the vesting schedule applicable to Employer contributions, other than Elective Deferrals, Qualified Non-elective Contributions and Profit Sharing Contributions, under the Plan.

13.  MATCHING CONTRIBUTIONS:  (continued)

     13.3 The amount of such Matching Contributions made on behalf of each Participant shall be:

               a. / / ___ percent of the Elective Deferral made for each Plan Year.

               b.         / / The Employer shall not match Elective Deferrals as
                         provided in Section 13.1 above in excess of $______ or in excess of _________ percent of the Participant's Compensation.

     13.4 / / The Employer may make Matching Contributions from time to time as it deems advisable. Such contribution shall be equal to a specified percentage of the Participant's Elective Deferral, provided that the Employer may establish a limit on the amount of the Elective Deferral which shall be matched. Such limit shall be specified either as a dollar amount or as a percentage of Compensation. This contribution shall be made on behalf of all individuals who deferred during the Plan Year.

     13.5 The level of contributions chosen by the Employer is subject to the Code Section 401(m)(2) discrimination test and the Section 415 contribution limitations.

14.  SPECIAL DISTRIBUTIONS AND MISCELLANEOUS RULES

     14.1 Elective Deferrals, Qualified Matching Contributions, Qualified Non-elective Contributions and income allocable to such amounts shall be distributable upon separation from service, death, or disability, as defined in the underlying Plan document. Further, such amounts may be distributable on any of the following events:


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          a.   Termination of the Plan without the establishment of another defined contribution plan.

          b. As soon as would be administratively feasible after the disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Code
               Section 409(d)(2)) used in a trade or business of the Employer, if the Employer continues to maintain this Plan after such disposition, but only with respect to Employees who continue employment with the corporation which acquired such assets.

          c. As soon as would be administratively feasible after the disposition by the Employer to an unrelated entity of the Employer's interest in a subsidiary (within the meaning of Code
               Section 409(d)(3)) if the Employer continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

     14.2 HARDSHIP DISTRIBUTIONS:

               / / Elective Deferrals and certain earnings thereon may be distributed upon the hardship of the Participant, to the extent provided for in Section 11.6 (c) of the Plan, and subject to applicable regulations prescribed by the secretary.

14.  SPECIAL DISTRIBUTIONS AND MISCELLANEOUS RULES:  (continued)

     14.3  AGE 59 1/2:

               / / A Participant shall be permitted to withdraw all or a portion of his vested account balance on or after the attainment of age 59 1/2.

     14.4 PARTICIPANT LOANS:

               / /  Participant loans shall be permitted in this Plan.

     14.5 CALENDAR YEAR ELECTION:

          Irrespective of any other language, clause or provision in the Plan and Trust or Adoption Agreement, for Plans that have elected to use the calendar year (the twelve contiguous month period beginning January 1 and ending December 31) as the Plan's Plan Year, the Employer shall use the calendar year ending with the Plan Year in the look back year (as defined in Treasury Regulations under Section


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          414(q) of the Code) calculation for determining which Employees are
          Highly Compensated Employees. The use of the calendar year as the look-back year shall apply to all Plans, entities, and arrangements of
          the Employer.   The determination year shall be the twelve month
          period ending with the Plan Year as well.

          For all Plans not using the calendar year as their Plan Year, the determination year shall be the same as the Plan Year and the Employer shall use the twelve contiguous months immediately preceding the determination year as the look back year.

     14.6 VALUATION DATE(s) for DISTRIBUTIONS:

          The Plan shall have the following interim Valuation Date(s) for purposes of distributions:

          a.   / /  Daily (each day of the Plan Year)

          b.   / /  Quarterly (last day of each quarter of the Plan Year)

          c.   / /  Other ______________________________________________________

15. CLAIMS FOR EXCESS ELECTIVE DEFERRALS: Participants who claim Excess Elective Deferrals for the preceding calendar year must submit their claims in writing to the Plan Administrator by March 1.

16.  ACTUAL DEFERRAL AND CONTRIBUTION PERCENTAGES

     16.1 Qualified Matching Contributions and Qualified Non-Elective Contributions may be taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages. In determining Elective Deferrals for the purpose of the ADP test the Employer shall include such Qualified Matching Contributions and such Qualified Non-Elective Contributions under this Plan or any other Plan of the Employer as necessary to meet the test and as provided for by regulations under the Code.

16.  ACTUAL DEFERRAL AND CONTRIBUTION PERCENTAGES:  (continued)

     16.2 The amount of such contributions taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentage, subject to such other


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          requirements as may be prescribed by the Secretary of the Treasury, shall be those contributions as needed to meet the test.

     16.3 Qualified Matching Contributions and Qualified Non-Elective Contributions may be taken into account as Contributions for purposes of calculating the Actual Contribution Percentages. In determining which contributions shall be counted for the purpose of the ACP test the Employer shall include such Qualified Matching Contributions and such Qualified Non-Elective Contributions under this Plan or any other Plan of the Employer as necessary to meet the test and as provided for by regulations under the Code.

     16.4 The amount of such contributions taken into account as Contributions for purposes of calculating the Actual Contribution Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be those contributions as needed to meet the test.

17. FORFEITURES: Forfeitures of Matching Contributions shall be applied in the current year of forfeiture to reduce employer contributions.

18. / / INDIVIDUAL INVESTMENT DIRECTION: If the Employer has elected this Section, each Participant will have the right to direct the investment of the amount allocated to his Plan account for each of the contribution types which have also been checked below. Each Participant will have the power to direct the investment with respect to those contributions and the earning or losses thereon subject to such rules as the Administrator and the Trustee may deem necessary. Gains and losses of the funds so directed by the Participant shall accrue solely to those funds. The Participant directing the investment of amounts allocated to his account shall be solely responsible for the investment results of such directions. This means that the Participant shall be solely responsible for whatever gains and/or losses are attributable to the amounts allocated to his account for which he directs the investment. Contributions not checked below will be held in a pooled trust and subject to the investment direction and management of the Plan Administrator. If the Participant fails to direct the investment of any contribution type checked below, the failure will be deemed a direction by the Participant to invest said funds in a money market, dollar-a-share fund or similar vehicle chosen by the Plan for this purpose.

     18.1      / /  Elective Deferrals

     18.2      / /  Qualified Non-elective Contributions


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     18.3      / /  Matching Contributions

     18.4      / /  Qualified Matching Contributions.

     18.5      / /  Profit Sharing Contributions


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19.  LIMITATION YEAR shall mean each 12 consecutive month period ending on
     _____.

     NOTE: A written resolution must be adopted by the Employer if the Limited Year is other than the calendar year.

20. LIMITATION IN BENEFITS: If the Employer maintains or has ever maintained, in addition to this Plan, one or more plans which are either qualified defined benefit plans or qualified defined contribution plans other than paired plans:

     Plan  #01 - Adoption Agreement 001
     Plan #02 -  001, 002, 004, 003, 006, 009

     in which any Participant in this Plan is (or was) a participant or could possibly become a participant, the Employer must complete this Section. The Employer must also complete this Section if it maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(l)(2) under which amounts are treated as annual additions with respect to any participant in this Plan.

     20.1 If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan:

          a. / / The provisions of Section 5.5 (B) of the Plan will apply as if the other plan were a master or prototype plan.

          b. / / The total Annual Additions will be limited to the maximum permissible amount and excess amounts will be reduced in a manner that precludes Employer discretion, as follows:

     20.2 If the Participant is or has ever been a Participant in a defined benefit plan maintained by the Employer, the benefits under the plans will be limited as follows (this method must preclude Employer discretion):

21. MINIMUM CONTRIBUTION FOR TOP HEAVY PLAN: If the Employer maintains one or more defined benefit plans in which a Participant participates in addition to this Plan and does not maintain any other defined contribution plan in which a


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     Participant participates, the minimum benefit requirement applicable to Top
     Heavy Plans shall be met under this Plan.

22.  YEAR OF SERVICE:  shall mean 1000 Hours of Service.

23.  PREDECESSOR EMPLOYER:  Service with the following Predecessor Employer(s):

     Years of Service shall be counted for purposes of eligibility and vesting.

24. ADMINISTRATOR shall mean the Employer. The Administrator shall have the sole and ultimate authority to interpret the Plan terms and provisions.

25.  OTHER BENEFITS:  Early Retirement Benefits are not provided by this Plan.

26.  ACTUARIAL EQUIVALENT

     For purposes of establishing present value to compute the top heavy ratio, benefit payments shall be discounted only for mortality and interest based on the following:

     26.1      / /  Pre-Retirement Interest Rate _____ %.

     26.2 / / Post-Retirement Mortality Table: _____ with ______ % interest.

27. PARTICIPATING AFFILIATES: Each Affiliate (i.e., each member of a controlled group of corporations, commonly controlled group of businesses, or an affiliated service group within the meaning of Section 414 of the
     Code) must adopt this Plan as a Participating Affiliate. [Attach additional signature pages if there are more Participating Affiliates.]

     Participating Affiliate Name:  _______________________________________
     Employer Tax I. D.:  ____________________________________________
     Address:  _______________________________________________________
     Taxable Year:  _______________________________________________________

     By:  _______________  Title:  __________________  Date:  _____________

     Participating Affiliate Name:  _______________________________________
     Employer Tax I.D.:  _____________________________________________
     Address:  _______________________________________________________


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     Taxable Year:  _______________________________________________________

     By:  ________________________  Title:  ___________  Date:  ___________

     Participating Affiliate Name:  _______________________________________
     Employer Tax I.D.:  _____________________________________________
     Address:  _______________________________________________________
     Taxable Year:  __________________________________________________

     By:  ________________________ Title:  ____________  Date:  ___________

28. ADMINISTRATOR: Signature by the Administrator is not required if the Employer is the Administrator.

     Optional Provision - To be elected if Plan Section 10.6 (E) is elected.
29.  APPOINTMENT OF TRUSTEE OR CUSTODIAN (Select 29.1 or 29.2)

     Incorporated businesses must name a Trustee. Unincorporated businesses covering one or more Self Employed Individuals may appoint a Custodian or a Trustee.

     29.1 The following individual or entity shall be Trustee(s):

          Name:  _____________________________________________________
          Address:  __________________________________________________
          Phone Number:  _____________________________________________

          Signature by the Trustee is in acknowledgment of acceptance of appointment.

          Signature:  ________________________________________________

     29.2 The following individual or entity shall be Custodian(s).

          Name:  _____________________________________________________
          Address:  __________________________________________________
          Phone Number:  _____________________________________________

          Signature by the Custodian is in acknowledgment of acceptance of appointment.

          Signature:  ________________________________________________

     Optional Provision - To be elected if Plan Section 10.6 (E) is not elected


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30.  INSURANCE TRUSTEE:  Signature by the Trustee is in acknowledgement of acceptance of appointment.

     Insurance Trustee Name:  _____________________________________________

     Signature:  ________________________________________________

31.  ADOPTION AGREEMENT USAGE

     This Adoption Agreement is only to be used with basic Defined Contribution Plan document 02. An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in Code Section 419A(d)(3), or an individual medical account, as defined in Section 415(l)(2) of the
     Code) in addition to this Plan other than paired plans:

     Plan  #01 - Adoption Agreement 001
     Plan #02 -  001, 002, 004, 003, 006, 009

     may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under
     Section 401 of the Internal Revenue Code. If the Employer who adopts or maintains multiple plans other than the paired plans identified above wishes to obtain reliance that its plans are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue. Failure of the Employer to properly complete this Adoption Agreement may result in the disqualification of this Plan.

31.  ADOPTION AGREEMENT USAGE:  (continued)

     The Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code unless the terms of the Plan, as herein adopted or amended, that pertain to the requirements of Sections 401(a)(4), 401(a)(17), 401(l), 401(a)(5), 410(b) and 414(s) of the Code, as
     amended by the Tax Reform Act of 1986 or later laws,

     31.1 are made effective retroactively to the first day of the Plan Year beginning after December 31, 1988 (or such other date on which these requirements first become effective with respect to this Plan);

     31.2 are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable good faith interpretation of


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          these requirements, and the prior provisions of the Plan constitute such an interpretation.

32. SPONSORING ORGANIZATION: The Sponsoring organization or its authorized representative identified below will inform the adopting employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan. The organization sponsoring this Plan is:



     The authorized representative of the sponsoring organization is:





     The Employer represents that the legal and tax aspects of this Plan and Trust have been duly considered and passed upon by its attorney and/or tax advisor who has determined that it is suitable and has been properly completed and adopted.

ADOPTION FOR THE EMPLOYER



By  ____________________________________  Date  _______________


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